PEOPLES BANCORP INC. – P.O. BOX 738 - MARIETTA, OHIO – 45750
www.peoplesbancorp.com

 NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Edward G. Sloane
October 26, 2010		Chief Financial Officer and Treasurer
(740) 373-3155

PEOPLES BANCORP INC. ANNOUNCES THIRD QUARTER RESULTS
_____________________________________________________________________

MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) today announced results for the quarter ended September 30, 2010.  Peoples incurred a net loss available to common shareholders of $101,000, or $0.01 per diluted common share, in the third quarter of 2010.  A higher provision for loan losses than in recent quarters, along with write-downs on other real estate owned (“OREO”) and loans held-for-sale, resulted in the loss for the third quarter.  By comparison, Peoples incurred a net loss available to common shareholders of $4.6 million, or $0.44 per diluted common share, for the third quarter of 2009 and reported net income available to common shareholders of $2.8 million, or $0.27 per diluted common share, for the second quarter of 2010 (or “linked quarter”).  On a year-to-date basis, net income available to common shareholders was $3.5 million through September 30, 2010, an increase over the $1.6 million reported for the same period a year ago, representing diluted earnings per common share of $0.33 and $0.16, respectively.
Summary points regarding third quarter results:
o
Third quarter 2010 net loan charge-offs were $8.0 million, or 3.11% of average loans on an annualized basis, comprised mostly of write-downs on commercial real estate loans driven by the weak economy and declines in collateral values. Third quarter 2010 provision for loan losses was $8.0 million.  At September 30, 2010, the allowance for loan losses stood at $27.2 million, or 73% of nonperforming loans and 2.68% of total loans.

o
During the third quarter, total nonperforming assets decreased 4% to $41.6 million.  A single $1.6 million commercial real estate loan relationship was returned to accruing status, while commercial loans to eight unrelated borrowers were placed on nonaccrual status.  Charge-offs and paydowns on loans, coupled with $0.4 million in write-downs on commercial OREO due to declines in property values during the quarter, contributed to the overall reduction in total nonperforming assets. Nonperforming assets were 2.21% of total assets at September 30, 2010.

o
At September 30, 2010, loans held-for-sale included $1.5 million of commercial loans secured by real estate located outside People’s primary market area.  These were written down to their estimated fair value, resulting in a $0.6 million loss recognized for the third quarter of 2010.

o
During the third quarter of 2010, Peoples sold $87 million of investment securities, at a $3.8 million net gain, and used the sale proceeds to prepay $60 million of high-cost wholesale borrowings, which resulted in prepayment charges totaling $3.6 million.  The remaining sale proceeds were reinvested into U.S. government agency bonds.  These transactions were part of Peoples’ ongoing management of the investment portfolio and overall balance sheet risk profile.

o
Operating efficiency improved in the third quarter of 2010, as total revenue held consistent with the linked quarter, while total non-interest expense declined 2% or $351,000.  As a result, Peoples’ efficiency ratio was 58.8% for the third quarter versus 60.3% last quarter.  On a year-to-date basis, total revenue and total non-interest expense were both down $1.3 million or roughly 2% in 2010, producing an efficiency ratio of 59.7% versus 60.0% last year.

o
At September 30, 2010, total loan balances were down slightly from the prior quarter-end, due mostly to third quarter 2010 charge-offs.  Commercial and industrial loan balances grew during the quarter but the impact was offset by a continued reduction in commercial real estate loan exposure.  Through nine months of 2010, total loan balances were down $41 million, due mostly to reductions in commercial real estate loans.

o
Retail deposit balances decreased $6 million during the third quarter of 2010, driven by planned reductions in higher-cost, non-core certificates of deposits in order to control overall funding costs. Non-interest-bearing deposits grew $6 million during the third quarter.  Compared to year-end 2009, total retail deposit balances were essentially unchanged at quarter-end, with an increase in non-interest-bearing deposits nearly equal to the reduction in interest-bearing retail deposits.

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Third quarter 2010 Earnings Release
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o
Peoples’ capital levels remained strong and substantially higher than the minimum regulatory amount needed to be considered “well capitalized”.  Total Risk-Based Capital ratio was 17.55% at quarter-end, while tangible common equity was 7.16% of tangible assets.

“We are not pleased to report a net loss for the third quarter,” said David L. Mead, President and Chief Executive Officer. “Higher credit-related losses than experienced in the prior two quarters of 2010 overshadowed positive results in key areas of our business.  Unfortunately, the protracted weak economy in our market areas and stalled recovery are making it increasingly more difficult for commercial borrowers, who previously were able to withstand the severe economic downturn, to continue fulfilling their financial obligations. Given these ongoing adverse conditions, we have intensified our proactive efforts to identify weakening credits and assess their collectability, while at the same time seek resolution of previously identified problem assets.”
Net interest income was $15.3 million for the third quarter of 2010, a slight linked quarter increase, while net interest margin improved 9 basis points to 3.58%.  Net interest margin expansion was driven primarily by the balance sheet deleveraging that occurred during the third quarter of 2010.  Year-over-year, net interest income was down slightly for both the three and nine months ended September 30, 2010, while net interest margin expanded moderately for both periods. Interest income was impacted by declining loan balances and lower reinvestment rates in the current interest rate environment.  However, that negative impact on net interest income was mostly offset by management’s successful efforts to reduce funding costs by repaying higher-cost borrowings and growing low-cost deposits.
During the third quarter of 2010, Peoples sold investment securities with an aggregate amortized cost of $86.6 million at a $3.8 million net gain.  The securities sold consisted mostly of U.S. agency mortgage-backed securities and U.S. government-backed student loan pools and were selected based upon their current low yields and interest rate risk characteristics.  The proceeds from the investment sales were used to prepay $60.0 million of wholesale repurchase agreements, resulting in early repayment charges totaling $3.6 million.  The repurchase agreements had a weighted-average cost of 4.53% and originally were scheduled to mature over the next two years.  Since year-end 2009, the size of the investment portfolio has decreased by $113.8 million and borrowed funds have been reduced by $109.2 million.
“We maintained a consistent level of net interest income and improved net interest margin in the third quarter due largely to actions taken in recent quarters to reduce interest rate risk exposures,” said Edward G. Sloane, Chief Financial Officer and Treasurer.  “One such action was the balance sheet deleveraging undertaken in the third quarter, which was earnings neutral and allowed us to enhance capital, liquidity and interest rate risk positions.  However, we expect fourth quarter net interest income and margin to be challenged by the recent flattening of the yield curve, which has intensified the downward pressure on asset yields.”
Third quarter 2010 non-interest income totaled $7.7 million, which was consistent with both the linked quarter and prior year third quarter amounts.  Both electronic banking and mortgage banking income experienced strong growth in the third quarter over the prior year, but this growth was tempered by lower deposit account service charges – primarily overdraft fees.  Although new regulations governing overdraft fees became effective during the third quarter, the impact on third quarter fees was minimal due to the timing of the changes.  Consequently, much of the decline in deposit account service charges from the prior year was attributable to lower volumes of overdrafts resulting from changes in consumer behavior.  On a year-to-date basis, total non-interest income was $23.5 million through September 30, 2010, down 3% from the same period in 2009.  While electronic banking income and trust and investment revenue were up 18% and 15%, respectively, these increases were more than offset by declines in other non-interest income categories.
Total non-interest expense was $14.0 million for the third quarter of 2010, versus $14.3 million last quarter and $14.1 million for the third quarter of 2009.  Through nine months of 2010, non-interest expense totaled $42.8 million versus $44.1 million for the first nine months of 2009.  These decreases reflect the impact of cost control initiatives throughout 2010, while year-to-date non-interest expense in 2010 also benefited from lower FDIC insurance costs, as 2009’s expense included $930,000 for the special assessment imposed on all banks in the second quarter of 2009.  Peoples also successfully limited the exposure to escalating salary and benefit costs, which were held flat on a year-to-date basis.  These cost savings were partially offset by higher costs associated with problem loan workouts, such as fees for legal and valuation services, and foreclosed real estate.
“Our third quarter 2010 efficiency ratio of 58.8% represented modest improvement over the prior quarter,” said Sloane.  “We attribute this result to our ability to maintain a diversified revenue stream, while reducing operating expenses through targeted expense control.  As we work to enhance bottom-line earnings, we will seek opportunities to expand revenue and to enhance operating efficiency through appropriate cost control measures.”
At September 30, 2010, total portfolio loan balances were $1.01 billion, down $5.2 million versus the prior quarter-end and down $41.2 million compared to year-end 2009.  These declines occurred primarily as a result of managed reductions in commercial real estate loan exposures to enhance Peoples’ overall balance sheet risk profile, coupled with the impact of charge-offs and problem loan workouts.  Peoples experienced good demand for commercial and industrial loans during the third quarter, with total balances increasing $12.1 million for the quarter and $18.1 million on a year-to-date basis.

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Third quarter 2010 Earnings Release
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Total nonperforming assets were $41.6 million, or 2.21% of total assets, at September 30, 2010, versus $43.4 million, or 2.21%, at June 30, 2010 and $40.7 million, or 2.03%, at year-end 2009.  The decline during the quarter occurred primarily as a result of returning a single commercial real estate loan relationship, with total outstanding balances of $1.6 million, to accruing status.  Continued weakness in the commercial real estate market resulted in third quarter 2010 write-downs totaling $447,000 on two commercial properties held in OREO.  Also during the third quarter, eight commercial loan relationships became impaired and the loans were placed on nonaccrual status.  These loan relationships had an aggregate outstanding principal balance of $12.1 million and were subsequently written down by $6.1 million to the estimated net realizable value of the underlying collateral as of September 30, 2010.   The corresponding increase in total nonperforming assets was mostly offset by paydowns and charge-offs on existing nonaccrual loans.
Third quarter 2010 net loan charge-offs were $8.0 million, or 3.11% of average loans on an annualized basis, compared to $4.8 million, or 1.86%, last quarter and $7.1 million, or 2.57%, for the third quarter of 2009.  As previously noted, the majority of the third quarter 2010 charge-offs was attributable to impaired commercial real estate loans being written down to the estimated net realizable value of the underlying collateral. Through nine months of 2010, net loan charge-offs were $20.0 million, or 2.57% of average loans on an annualized basis, versus $15.6 million, or 1.90%, for the same period in 2009.  Peoples’ allowance for loan losses was $27.2 million, or 2.68% of gross loans, at September 30, 2010, consistent with the prior quarter-end.  To maintain the adequacy of the allowance for loan losses, Peoples recorded a third quarter 2010 provision for loan losses of $8.0 million versus $5.5 million and $10.2 million for the second quarter of 2010 and third quarter of 2009, respectively.
“In the third quarter, we saw additional borrowers succumb to the ongoing damaging effects of the sluggish economy, which limited our ability to improve asset quality metrics,” commented Sloane.  “In addition, the continued general weakness in the commercial real estate market and overall economy has caused some workouts to take longer than we would like. We continue to seek swift yet prudent resolution of problem loans to minimize future losses.”
During the third quarter of 2010, retail deposit balances decreased modestly, as declines in interest-bearing retail deposits outpaced a $6.1 million increase in non-interest-bearing deposits.  Interest-bearing retail balances were down $12.5 million for the quarter, driven by a $21.9 million reduction in retail certificates of deposit.  These decreases were a result of management maintaining its focus on reducing higher-cost, non-core deposits given recent growth in lower-cost deposits and lack of attractive investment opportunities.  Through nine months of 2010, non-interest-bearing deposit balances have grown $11.7 million, while retail interest-bearing deposits have decreased $11.4 million.
Peoples recorded income tax expense of $653,000 for the nine months ended September 30, 2010, representing an effective tax rate of 11.5%.  Included in this amount was the entire $625,000 tax benefit associated with the investment impairment losses recognized in the first two quarters of 2010.  Management anticipates Peoples’ effective tax rate to approximate 17% for the fourth quarter of 2010.
“Results for the third quarter were eclipsed by the lack of any real improvement in economic conditions in our markets, causing greater stress on existing borrowers and weaker demand for new loans,” summarized Mead. “These conditions could linger for several quarters.  As we work to put credit quality issues behind us, our strategic priorities continue to be increasing shareholder value and generating long-term stabilized earnings by proactively managing the risk profile of the balance sheet, growing loans and deposits and capitalizing on opportunities to expand the company.”
Peoples Bancorp Inc. is a diversified financial products and services company with $1.9 billion in assets, 47 locations and 39 ATMs in Ohio, West Virginia and Kentucky.  Peoples makes available a complete line of banking, investment, insurance, and trust solutions through its financial service units – Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank); and Peoples Insurance Agency, LLC.  Peoples’ common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

Conference Call to Discuss Earnings:
Peoples will conduct a facilitated conference call to discuss third quarter 2010 results of operations today at 11:00 a.m., Eastern Daylight Savings Time, with members of Peoples’ executive management participating.  Analysts, media and individual investors are invited to participate in the conference call by calling (800) 860-2442.  A simultaneous Webcast of the conference call audio will be available online via the “Investor Relations” section of Peoples’ website, www.peoplesbancorp.com.  Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation and, if required, to download and install the necessary software.  A replay of the call will be available on Peoples’ website in the “Investor Relations” section for one year.

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Third quarter 2010 Earnings Release
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Safe Harbor Statement:
Certain statements made in this news release regarding Peoples’ financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions.
These forward-looking statements reflect management’s current expectations based on all information available and its knowledge of Peoples’ business and operations.  Additionally, Peoples’ financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially.  These factors include, but are not limited to: (1) continued deterioration in the credit quality of Peoples’ loan portfolio could occur due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected, which may adversely impact the provision for loan losses; (2) competitive pressures among financial institutions or from non-financial institutions may increase significantly, including product and pricing pressures and Peoples’ ability to attract, develop and retain qualified professionals; (3) changes in the interest rate environment, which may adversely impact interest margins; (4) changes in prepayment speeds, loan originations, sale volumes and charge-offs, which may be less favorable than expected and adversely impact the amount of interest income generated; (5) general economic conditions and weakening in the real estate market, either nationally or in the states in which Peoples and its subsidiaries do business may be less favorable than expected, which could decrease the demand for loans, deposits and other financial services and increase loan delinquencies and defaults; (6) political developments, wars or other hostilities, which may disrupt or increase volatility in securities markets or other economic conditions; (7) legislative or regulatory changes or actions, including in particular the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations to be promulgated thereunder, which may adversely affect the business of Peoples and its subsidiaries; (8) changes in accounting standards, policies, estimates or procedures may adversely affect Peoples’ reported financial condition or results of operations; (9) adverse changes in the conditions and trends in the financial markets, which may adversely affect the fair value of securities within Peoples’ investment portfolio and interest rate sensitivity of Peoples’ consolidated balance sheet; (10) a delayed or incomplete resolution of regulatory issues that could arise; (11) Peoples’ ability to receive dividends from its subsidiaries; (12) Peoples’ ability to maintain required capital levels and adequate sources of funding and liquidity; (13) the impact of larger or similar financial institutions encountering problems, which may adversely affect the banking industry and/or Peoples; (14) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (15) the costs and effects of regulatory and legal developments, including the outcome of regulatory or other governmental inquiries and legal proceedings and results of regulatory examinations; and (16) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples’ reports filed with the Securities and Exchange Commission (“SEC”), including those risk factors included in the disclosures under the heading “ITEM 1A. RISK FACTORS” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance.  Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.
As required by U.S. GAAP, Peoples is required to evaluate the impact of subsequent events through the filing date of its September 30, 2010 consolidated financial statements on Form 10-Q with the SEC.  Accordingly, subsequent events could occur that may cause Peoples to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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PER COMMON SHARE DATA AND SELECTED RATIOS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
PER COMMON SHARE:
Earnings per share:
Basic	$(0.01)	$0.27	$(0.44)	$0.33	$0.16
Diluted	(0.01)	0.27	(0.44)	0.33	0.16
Cash dividends declared per share	0.10	0.10	0.10	0.30	0.56
Book value per share	18.69	19.35	19.85	18.69	19.85
Tangible book value per share (a)	12.47	13.10	13.50	12.47	13.50
Closing stock price at end of period	$12.37	$14.50	$13.05	$12.37	$13.05

SELECTED RATIOS:
Return on average equity (b)	0.69%	5.43%	(6.70%)	2.78%	1.74%
Return on average common equity (b)	(0.20%)	5.45%	(8.97%)	2.29%	1.11%
Return on average assets (b)	0.08%	0.66%	(0.79%)	0.34%	0.20%
Efficiency ratio (c)	58.78%	60.28%	58.28%	59.71%	60.00%
Net interest margin (b)(d)	3.58%	3.49%	3.45%	3.54%	3.47%
Dividend payout ratio (e)	N/A	38%	N/A	91%	363%

(a)
This amount represents a non-GAAP measure since it excludes the balance sheet impact of intangible assets acquired through acquisitions on stockholders’ equity.  Additional information regarding the calculation of this ratio is included at the end of this release.

(b)	Ratios are presented on an annualized basis.
(c)	Non-interest expense (less intangible amortization) as a percentage of fully tax-equivalent net interest income plus non-interest income (less securities and asset disposal gains/losses).
(d)	Information presented on a fully tax-equivalent basis.
(e)	Dividends declared on common shares as a percentage of net income available to common shareholders.

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CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in $000’s)	2010	2010	2009	2010	2009
Interest income	$ 22,572	$ 22,926	$ 25,472	$ 68,955	$ 77,551
Interest expense	7,308	7,790	10,003	23,114	31,125
Net interest income	15,264	15,136	15,469	45,841	46,426
Provision for loan losses	8,005	5,458	10,168	19,964	18,965
Net interest income after provision for loan losses	7,259	9,678	5,301	25,877	27,461

Gross impairment losses on investment securities	–	(800)	(6,395)	(1,620)	(6,395)
Less: Non-credit losses included in other
comprehensive income	–	–	(465)	166	(465)
Net other-than-temporary impairment losses	–	(800)	(5,930)	(1,786)	(5,930)
Net gain on securities transactions	3,818	3,018	276	6,852	864
Loss on debt extinguishment	(3,630)	–	–	(3,630)	–
Net loss on assets	(443)	(1,254)	(41)	(1,681)	(103)
Loss on loans held for sale	(565)	(94)	–	(658)	–

Non-interest income:
Deposit account service charges	2,415	2,457	2,703	7,170	7,718
Insurance income	2,216	2,261	2,228	6,888	7,378
Trust and investment income	1,226	1,209	1,189	3,991	3,484
Electronic banking income	1,180	1,175	986	3,443	2,929
Mortgage banking income	354	267	276	856	1,384
Bank owned life insurance	137	173	254	495	807
Other non-interest income	183	267	150	691	568
Total non-interest income	7,711	7,809	7,786	23,534	24,268

Non-interest expense:
Salaries and employee benefits costs	7,232	7,496	7,015	22,105	22,038
Net occupancy and equipment	1,383	1,440	1,398	4,341	4,366
Professional fees	847	601	742	2,140	2,183
Electronic banking expense	668	557	618	1,830	1,781
FDIC insurance	617	612	687	1,846	2,782
Data processing and software	461	527	603	1,558	1,704
Franchise taxes	373	374	466	1,120	1,293
Foreclosed real estate and other loan expenses	282	472	249	1,400	736
Amortization of intangible assets	224	235	307	704	956
Other non-interest expense	1,871	1,995	2,002	5,798	6,271
Total non-interest expense	13,958	14,309	14,087	42,842	44,110
Income (loss) before income taxes	192	4,048	(6,695)	5,666	2,450
Income tax (benefit) expense	(221)	763	(2,630)	653	(526)
Net income (loss)	$ 413	$ 3,285	$ (4,065)	$ 5,013	$ 2,976
Preferred dividends	514	512	512	1,539	1,364
Net (loss) income available to common shareholders	$ (101)	$ 2,773	$ (4,577)	$ 3,474	$ 1,612

PER COMMON SHARE DATA:
Earnings per share – Basic	$ (0.01)	$ 0.27	$ (0.44)	$ 0.33	$ 0.16
Earnings per share – Diluted	$ (0.01)	$ 0.27	$ (0.44)	$ 0.33	$ 0.16
Cash dividends declared per share	$ 0.10	$ 0.10	$ 0.10	$ 0.30	$ 0.56

Weighted-average shares outstanding – Basic	10,437,770	10,422,126	10,372,946	10,417,316	10,359,569
Weighted-average shares outstanding – Diluted	10,437,770	10,429,369	10,372,946	10,425,463	10,372,630
Actual shares outstanding (end of period)	10,438,510	10,423,317	10,371,357	10,438,510	10,371,357

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CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in $000’s)	2010	2009

Assets
Cash and cash equivalents:
Cash and due from banks	$30,354	$29,969
Interest-bearing deposits in other banks	44,306	11,804
Total cash and cash equivalents	74,660	41,773

Available-for-sale investment securities, at fair value (amortized cost of $608,427
at September 30, 2010 and $706,444 at December 31, 2009)	610,783	726,547
Held-to-maturity investment securities, at amortized cost (fair value of $3,053
at September 30, 2010 and $963 at December 31, 2009)	2,964	963
Other investment securities, at cost	24,356	24,356
Total investment securities	638,103	751,866

Loans, net of deferred fees and costs	1,010,879	1,052,058
Allowance for loan losses	(27,210)	(27,257)
Net loans	983,669	1,024,801

Loans held for sale	4,082	1,874
Bank premises and equipment, net of accumulated depreciation	24,244	24,844
Bank owned life insurance	53,419	52,924
Goodwill	62,520	62,520
Other intangible assets	2,414	3,079
Other assets	40,578	38,146
Total assets	$1,883,689	$2,001,827

Liabilities
Deposits:
Non-interest-bearing deposits	$209,693	$198,000
Interest-bearing deposits	1,182,744	1,197,886
Total deposits	1,392,437	1,395,886

Short-term borrowings	49,060	76,921
Long-term borrowings	164,720	246,113
Junior subordinated notes held by subsidiary trust	22,557	22,530
Accrued expenses and other liabilities	21,156	16,409
Total liabilities	1,649,930	1,757,859

Stockholders' Equity
Preferred stock, no par value (50,000 shares authorized, 39,000 shares issued
at September 30, 2010, and December 31, 2009)	38,619	38,543
Common stock, no par value (24,000,000 shares authorized, 11,062,756 shares
issued at September 30, 2010, and 11,031,892 shares issued at December 31, 2009),	166,152	166,227
including shares in treasury
Retained earnings	46,545	46,229
Accumulated comprehensive (loss) income, net of deferred income taxes	(1,974)	9,487
Treasury stock, at cost (624,246 shares at September 30, 2010, and
657,255 shares at December 31, 2009)	(15,583)	(16,518)
Total stockholders' equity	233,759	243,968
Total liabilities and stockholders' equity	$1,883,689	$2,001,827

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SELECTED FINANCIAL INFORMATION

	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, end of period)	2010	2010	2010	2009	2009

Loan Portfolio
Commercial real estate	$454,499	$471,046	$501,917	$503,034	$478,518
Commercial and industrial	178,014	165,916	165,934	159,915	160,677
Real estate construction	39,621	36,490	34,894	32,427	67,143
Residential real estate	205,125	207,314	212,569	215,735	216,571
Home equity lines of credit	49,435	50,259	49,444	49,183	48,991
Consumer	82,894	83,735	85,231	90,144	94,374
Deposit account overdrafts	1,291	1,346	1,299	1,620	1,765
Total loans	$1,010,879	$1,016,106	$1,051,288	$1,052,058	$1,068,039

Deposit Balances
Interest-bearing deposits:
Retail certificates of deposit	$490,446	$512,327	$546,760	$537,549	$561,619
Money market deposit accounts	297,229	290,477	296,196	263,257	245,621
Governmental deposit accounts	139,843	136,119	143,068	147,745	137,655
Savings accounts	120,975	120,086	117,526	112,074	113,104
Interest-bearing demand accounts	92,585	94,542	88,425	91,878	87,153
Total retail interest-bearing deposits	1,141,078	1,153,551	1,191,975	1,152,503	1,145,152
Brokered certificates of deposits	41,666	41,666	41,738	45,383	61,412
Total interest-bearing deposits	1,182,744	1,195,217	1,233,713	1,197,886	1,206,564
Non-interest-bearing deposits	209,693	203,559	201,337	198,000	187,011
Total deposits	$1,392,437	$1,398,776	$1,435,050	$1,395,886	$1,393,575

Asset Quality
Nonperforming assets:
Loans 90+ days past due and accruing	$31	$481	$–	$411	$993
Nonaccrual loans	37,184	38,050	29,832	33,972	41,136
Total nonperforming loans	37,215	38,531	29,832	34,383	42,129
Other real estate owned	4,335	4,892	6,033	6,313	1,238
Total nonperforming assets	$41,550	$43,423	$35,865	$40,696	$43,367

Allowance for loan losses as a percent of
nonperforming loans	73.1%	70.5%	89.0%	79.3%	62.3%
Nonperforming loans as a percent of total loans	3.67%	3.77%	2.84%	3.27%	3.94%
Nonperforming assets as a percent of total assets	2.21%	2.21%	1.79%	2.03%	2.16%
Nonperforming assets as a percent of total loans
and other real estate owned	4.08%	4.23%	3.39%	3.85%	4.06%
Allowance for loan losses as a percent of total loans	2.68%	2.66%	2.53%	2.59%	2.46%

Capital Information(a)
Tier 1 risk-based capital ratio	16.22%	16.11%	15.51%	15.49%	15.06%
Tier 1 common ratio	11.13%	11.07%	10.60%	10.58%	10.30%
Total risk-based capital ratio (Tier 1 and Tier 2)	17.55%	17.44%	16.83%	16.80%	16.39%
Leverage ratio	10.26%	10.14%	9.97%	10.06%	9.82%
Tier 1 capital	$194,800	$195,439	$193,211	$192,822	$193,013
Tier 1 common capital	133,624	134,298	132,103	131,747	131,973
Total capital (Tier 1 and Tier 2)	210,768	211,509	209,647	209,144	209,986
Total risk-weighted assets	$1,200,754	$1,212,816	$1,245,770	$1,244,707	$1,281,318
Tangible equity to tangible assets (b)	9.28%	9.21%	9.06%	9.21%	9.21%
Tangible common equity to tangible assets (b)	7.16%	7.18%	7.07%	7.22%	7.22%

(a)	September 30, 2010 data based on preliminary analysis and subject to revision.
(b)
These ratios represent non-GAAP measures since they exclude the balance sheet impact of intangible assets acquired through acquisitions on both total stockholders’ equity and total assets.  Additional information regarding the calculation of these ratios is included at the end of this release.

PEOPLES BANCORP INC.
Third quarter 2010 Earnings Release
- Page 9 of 12 -

PROVISION FOR LOAN LOSSES INFORMATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s)	2010	2010	2009	2010	2009
Provision for Loan Losses
Provision for checking account overdrafts	$219	$179	$268	$418	$565
Provision for other loan losses	7,786	5,279	9,900	19,546	18,400
Total provision for loan losses	$8,005	$5,458	$10,168	$19,964	$18,965

Net Charge-Offs
Gross charge-offs	$8,605	$5,517	$7,479	$22,256	$17,763
Recoveries	642	674	409	2,245	2,116
Net charge-offs	$7,963	$4,843	$7,070	$20,011	$15,647

Net Charge-Offs by Type
Commercial real estate	$7,202	$4,401	$5,887	$17,521	$12,740
Commercial and industrial	69	38	521	1,000	513
Residential real estate	354	77	208	615	1,037
Real estate, construction	–	68	–	68	–
Consumer	91	89	172	294	618
Home equity lines of credit	38	5	21	31	56
Deposit account overdrafts	209	165	261	482	683
Total net charge-offs	$7,963	$4,843	$7,070	$20,011	$15,647

Net charge-offs as a percent of loans (annualized)	3.11%	1.86%	2.57%	2.57%	1.90%

SUPPLEMENTAL INFORMATION

	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, end of period)	2010	2010	2010	2009	2009

Trust assets under management	$795,335	$742,044	$768,189	$750,993	$738,535
Brokerage assets under management	$233,308	$214,421	$229,324	$216,479	$210,743
Mortgage loans serviced for others	$235,538	$234,134	$230,183	$227,792	$220,605
Employees (full-time equivalent)	532	527	530	537	544

PEOPLES BANCORP INC.
Third quarter 2010 Earnings Release
- Page 10 of 12 -

CONSOLIDATED AVERAGE BALANCE SHEETS AND NET INTEREST INCOME

	Three Months Ended
	September 30, 2010			June 30, 2010			September 30, 2009
(in $000’s)	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost
Assets
Short-term investments	$50,149	$32	0.25%	$34,077	$21	0.25%	$34,490	$22	0.25%
Investment securities (a)(b)	707,196	8,641	4.89%	739,206	8,717	4.72%	736,653	9,765	5.30%
Gross loans (a)	1,016,922	14,290	5.60%	1,042,010	14,591	5.62%	1,092,059	16,077	5.85%
Allowance for loan losses	(28,749)			(30,669)			(24,479)
Total earning assets	1,745,518	22,963	5.24%	1,784,624	23,329	5.24%	1,838,723	25,864	5.60%

Intangible assets	65,029			65,248			65,969
Other assets	146,521			146,234			129,745
Total assets	$1,957,068			$1,996,106			$2,034,437

Liabilities and Equity
Interest-bearing deposits:
Savings accounts	$121,878	$49	0.16%	$121,017	$48	0.16%	$130,290	$176	0.54%
Interest-bearing demand accounts	238,902	671	1.11%	237,262	650	1.10%	210,855	823	1.55%
Money market deposit accounts	297,140	509	0.68%	294,138	654	0.89%	234,513	689	1.17%
Brokered certificates of deposits	41,661	402	3.83%	41,717	398	3.83%	56,232	567	4.00%
Retail certificates of deposit	503,008	3,062	2.42%	524,038	3,203	2.45%	580,281	4,235	2.90%
Total interest-bearing deposits	1,202,589	4,693	1.55%	1,218,172	4,953	1.63%	1,212,171	6,490	2.12%

Short-term borrowings	51,004	62	0.48%	48,931	66	0.53%	55,700	110	0.77%
Long-term borrowings	240,851	2,553	4.17%	262,602	2,771	4.19%	309,879	3,403	4.32%
Total borrowed funds	291,855	2,615	3.52%	311,533	2,837	3.62%	365,579	3,513	3.78%
Total interest-bearing liabilities	1,494,444	7,308	1.94%	1,529,705	7,790	2.04%	1,577,750	10,003	2.51%

Non-interest-bearing deposits	210,031			209,602			197,900
Other liabilities	15,008			14,317			17,952
Total liabilities	1,719,483			1,753,624			1,793,602

Preferred equity	38,607			38,581			38,506
Common equity	198,978			203,901			202,329
Stockholders’ equity	237,585			242,482			240,835
Total liabilities and equity	$1,957,068			$1,996,106			$2,034,437

Net interest income/spread (a)		$15,655	3.30%		$15,539	3.20%		$15,861	3.09%
Net interest margin (a)			3.58%			3.49%			3.45%

(a) Information presented on a fully tax-equivalent basis.
(b) Average balances are based on carrying value.

PEOPLES BANCORP INC.
Third quarter 2010 Earnings Release
- Page 11 of 12 -

	Nine Months Ended
	September 30, 2010			September 30, 2009
(in $000’s)	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost
Assets
Short-term investments	$30,671	$57	0.25%	$32,938	$61	0.25%
Investment securities (a)(b)	737,847	26,362	4.76%	721,563	29,625	5.47%
Gross loans (a)	1,039,494	43,732	5.63%	1,102,037	49,091	5.95%
Allowance for loan losses	(29,581)			(24,320)
Total earning assets	1,778,431	70,151	5.27%	1,832,218	78,777	5.74%

Intangible assets	65,252			66,123
Other assets	144,922			134,756
Total assets	$1,988,605			$2,033,097

Liabilities and Equity
Interest-bearing deposits:
Savings accounts	$119,842	$144	0.16%	$125,921	$468	0.50%
Interest-bearing demand accounts	235,298	1,982	1.13%	204,299	2,353	1.54%
Money market deposit accounts	288,369	1,820	0.84%	226,912	1,970	1.16%
Brokered certificates of deposits	41,792	1,201	3.84%	38,836	1,175	4.05%
Retail certificates of deposit	521,992	9,643	2.47%	612,099	14,086	3.08%
Total interest-bearing deposits	1,207,293	14,790	1.64%	1,208,067	20,052	2.22%

Short-term borrowings	61,897	209	0.45%	58,258	388	0.88%
Long-term borrowings	256,172	8,115	4.20%	325,002	10,685	4.36%
Total borrowed funds	318,069	8,324	3.47%	383,260	11,073	3.83%
Total interest-bearing liabilities	1,525,362	23,114	2.02%	1,591,327	31,125	2.61%

Non-interest-bearing deposits	207,622			195,211
Other liabilities	14,344			17,348
Total liabilities	1,747,328			1,803,886

Preferred equity	38,581			34,396
Common equity	202,696			194,815
Stockholders’ equity	241,277			229,211
Total liabilities and equity	$1,988,605			$2,033,097

Net interest income/spread (a)		$47,037	3.25%		$47,652	3.13%
Net interest margin (a)			3.54%			3.47%

(a) Information presented on a fully tax-equivalent basis.
(b) Average balances are based on carrying value.

PEOPLES BANCORP INC.
Third quarter 2010 Earnings Release
- Page 12 of 12 -

NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by Peoples provide information useful to investors in understanding Peoples’ operating performance and trends, and facilitate comparisons with the performance of Peoples’ peers.  The following tables summarize the non-GAAP financial measures derived from amounts reported in Peoples’ financial statements:

	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, end of period)	2010	2010	2010	2009	2009

Tangible Equity:
Total stockholders' equity, as reported	$233,759	$240,280	$240,842	$243,968	$244,363
Less: goodwill and other intangible assets	64,934	65,138	65,357	65,599	65,805
Tangible equity	$168,825	$175,142	$175,485	$178,369	$178,558

Tangible Common Equity:
Tangible equity	$168,825	$175,142	$175,485	$178,369	$178,558
Less: preferred stockholders' equity	38,619	38,593	38,568	38,543	38,518
Tangible common equity	$130,206	$136,549	$136,917	$139,826	$140,040

Tangible Assets:
Total assets, as reported	$1,883,689	$1,967,046	$2,003,271	$2,001,827	$2,004,754
Less: goodwill and other intangible assets	64,934	65,138	65,357	65,599	65,805
Tangible assets	$1,818,755	$1,901,908	$1,937,914	$1,936,228	$1,938,949

Tangible Book Value per Share:
Tangible common equity	$130,206	$136,549	$136,917	$139,826	$140,040
Common shares outstanding	10,438,510	10,423,317	10,408,096	10,374,637	10,371,357

Tangible book value per share	$12.47	$13.10	$13.15	$13.48	$13.50

Tangible Equity to Tangible Assets Ratio:
Tangible equity	$168,825	$175,142	$175,485	$178,369	$178,558
Total tangible assets	$1,818,755	$1,901,908	$1,937,914	$1,936,228	$1,938,949

Tangible equity to tangible assets	9.28%	9.21%	9.06%	9.21%	9.21%

Tangible Common Equity to Tangible Assets Ratio:
Tangible common equity	$130,206	$136,549	$136,917	$139,826	$140,040
Tangible assets	$1,818,755	$1,901,908	$1,937,914	$1,936,228	$1,938,949

Tangible common equity to tangible assets	7.16%	7.18%	7.07%	7.22%	7.22%

END OF RELEASE